Exhibit 10.5

FIRST AMENDMENT TO

CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (this “Amendment”), dated July __, 2025, and effective for all purposes as of July 31, 2025 (the “Effective Date”), amends that certain Consulting Agreement dated January 31, 2025, (such Consulting Agreement, the “Consulting Agreement”), as amended, by and between EVL Consulting, LLC (the “Consultant”), Eric Van Lent, an individual (“Van Lent”), and 180 Life Sciences Corp., a Delaware corporation (“180 Life”), on, and subject to, the terms below. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Consulting Agreement.

WHEREAS, Consultant and 180 Life desire to enter into this Amendment to amend the Consulting Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Consulting Agreement:

a.	This Amendment extends the Consulting Agreement through December 31, 2025, unless otherwise terminated pursuant to the terms of the Consulting Agreement (the “Term”).

b.	This Amendment modifies the amount the Company shall pay Consultant in the event the Company terminates the Consulting Agreement at any time prior to completion of the Term to $25,000, which the Consultant will accept as full compensation for the termination.

2. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the Consulting Agreement to “Consulting Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Consulting Agreement, as applicable, as modified and amended hereby.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of law principles.

4. Heirs, Successors and Assigns. This Amendment shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall be able to assign this Amendment without the prior written consent of the other party.

5. Counterparts and Signatures. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

First Amendment to Consulting Agreement [Van Lent and 180]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date.

CONSULTANT

/s/ Eric Van Lent
Eric Van Lent

180 LIFE

180 Life Sciences Corp.

By:	/s/ Blair Jordan
Its:	Chief Executive Officer
Printed Name:	Blair Jordan

First Amendment to Consulting Agreement [Van Lent and 180]